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                                                                    EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Data Measurement Corporation Gaithersburg, Maryland


We have audited the accompanying consolidated balance sheets of Data Measurement Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of DMC (U.K.) Limited (a consolidated subsidiary), which statements reflect total assets constituting 20% and 18% of consolidated total assets as of December 31, 1994 and 1993, respectively, and total revenues constituting 19%, 11% and 14% of consolidated total revenues for the years ended December 31, 1994, 1993, and 1992, respectively. Such financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for DMC (U.K.) Limited, is based solely on the report of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of Data Measurement Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.


 /s/Deloitte & Touche
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Washington, D.C.
March 1, 1995